                                                                     EXHIBIT 3.8

                                    BYLAWS
                                      OF
                            ELECTRA RESOURCES, INC.
                             (A Texas Corporation)


                                   ARTICLE I

                                    OFFICES

     Section 1.     Registered Office And Agent.  The registered office and
                    ---------------------------
registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation with the Office of the Secretary of State of the State of Texas.

     Section 2.     Other Offices.  The Corporation may also have an office or
                    -------------
offices and keep the books and records of the Corporation, except as may otherwise be required by law, in such other place or places, either within or without the State of Texas, as the Board of Directors of the Corporation may from time to time determine or the business of the Corporation may require or as may be desirable.


                                  ARTICLE II

                           MEETINGS OF SHAREHOLDERS

     Section 1.     Place of Meetings.  All meetings of shareholders of the
                    -----------------
Corporation for any purpose shall be held at such times and places, within or without the State of Texas, as may from time to time be fixed by the Board of Directors or in the respective notices or waivers of notice thereof.

     Section 2.     Annual Meetings.  The annual meeting of shareholders of the
                    ---------------
Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held annually on such date and at such time as may be fixed by the Board of Directors from time to time.

     Section 3.     Special Meetings.  Special meetings of the shareholders, for
                    ----------------
any purpose or purposes, unless otherwise prescribed by law or by the Articles of Incorporation or by these Bylaws, may be called by the Chairman of the Board (if any) or the President and shall be called by the Chairman of the Board (if any), the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owning at least ten (10) percent of all shares of stock entitled to vote at such meeting. A request for a special meeting shall state the purpose or purposes of the proposed meeting. The person receiving the written request shall within five
(5) days from the date of its receipt cause notice of the meeting to be given in the manner provided in Section 4 of this Article II. If the person does not give notice of the meeting within five (5) days after the date of receipt of written request, the person or persons calling the meeting may fix the time of meeting and give notice in the manner provided in Section 4 of this Article II. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice of such meeting or in an executed waiver of notice thereof.
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     Section 4.     Notice of Meetings.  Except as may otherwise be required by
                    ------------------
law, notice of each meeting of shareholders, annual or special, shall be in writing, shall state the purpose or purposes of the meeting, the place, date and hour of the meeting, and unless it is the annual meeting, shall indicate that the notice is being issued by or at the direction of the person or persons calling the meeting, and a copy thereof shall be delivered or sent by mail, not less than 10 or more than 60 days before the date of said meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be directed to the shareholder at his address as it appears on the stock record of the Corporation, unless he shall have filed with the Secretary a written request that notices to him be mailed to some other address.

     Section 5.     Quorum.  At each meeting of shareholders of the Corporation,
                    ------
the holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote, present in person or represented by proxy, shall be requisite and shall constitute a quorum for the transaction of business, except as otherwise provided by law or the Articles of Incorporation.

     Section 6.     Adjournments.  In the absence of a quorum at any meeting of
                    ------------
shareholders or any adjournment or adjournments thereof, the chairman of the meeting or a majority in interest of those present or represented by proxy and entitled to vote may adjourn the meeting from time to time until a quorum shall be present or represented by proxy. At any such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present or represented by proxy thereat.

     Section 7.     Voting.  Except as otherwise provided in the Articles of
                    ------
Incorporation or by law, at each meeting of shareholders, every shareholder of the Corporation shall be entitled to one vote for every share of capital stock standing in his name on the stock records of the Corporation at the time fixed pursuant to these Bylaws as the record date for the determination of shareholders entitled to vote at such meeting. At each meeting of shareholders, all matters (except in cases where a larger or different vote is required by law or by the Articles of Incorporation of the Corporation or these Bylaws) shall be decided by a majority of the votes cast at such meeting by the holders of shares present or represented by proxy and entitled to vote thereon, a quorum being present.

     Section 8.     Request for Shareholder List and Corporation Records.  The
                    ----------------------------------------------------
officer or agent who has charge of the stock transfer books for shares shall make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, and showing the address of each shareholder and the number of shares held by each shareholder. Such list shall be kept on file at the registered office or the principal place of business of the Corporation and shall be subject to the inspection of any shareholder during usual business hours, for a period of at least ten (10) days prior to the meeting. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder. The original stock ledger or transfer books, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of the shareholders.

                                  ARTICLE III

                                   DIRECTORS

     Section 1.     Powers.  The business of the Corporation shall be managed
                    ------
under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law or otherwise directed or required to be exercised or done by the shareholders.

     Section 2.     Number, Election and Terms.  The initial Board of Directors
                    --------------------------
shall consist of the number of directors named in the Articles of Incorporation. Thereafter, the number of directors to be elected shall be fixed and determined by resolution adopted by the Board of Directors from time to time, or by the shareholders. The number of directors may be increased or decreased from time to time as provided in these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director.

     Section 3.     Election.  At each meeting of shareholders for the election
                    --------
of directors at which a quorum is present, the persons receiving a plurality of the votes cast shall be elected directors.

     Section 4.     Place of Meetings.  Meetings of the Board of Directors, both
                    -----------------
regular and special, shall be held at the Corporation's office in the State of Texas or at such other place, within or without such State, as the Board of Directors may from time to time determine or as shall be specified or fixed in the notice or waiver of notice of any such meeting.

     Section 5.     Regular Meetings.  Regular meetings of the Board of
                    ----------------
Directors shall be held in accordance with a yearly meeting schedule as determined by the Board of Directors; or such meetings may be held on such other days and at such other times as the Board of Directors may from time to time determine. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by these Bylaws.

     Section 6.     Special Meetings.  Special meetings of the Board of
                    ----------------
Directors may be called by the President and shall be called by the Secretary at the request of any two directors unless the Board of Directors consists of only one director, in which case special meetings shall be called at the request of the sole director.

     Section 7.     Notice of Meetings.  Notice of each special meeting of the
                    ------------------
Board of Directors (and of each regular meeting for which notice shall be required), stating the time, place and purposes thereof, shall be mailed to each director, addressed to him at his residence or usual place of business, or shall be sent to him by telex, cable or telegram so addressed, or shall be given personally or by telephone, on twenty-four hours notice, or such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

     Section 8.     Quorum and Manner of Acting.  The presence of at least a
                    ---------------------------
majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors unless the Board of Directors consists of one director, in which case one director shall constitute a quorum. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting from time to

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time, without notice other than announcement at the meeting, until a quorum shall be present. Except where a different vote is required by law, the Articles of Incorporation or these Bylaws, the act of a majority of the directors present at any meeting at which a quorum shall be present shall be the act of the Board of Directors unless the Board of Directors consists of one director, in which case the action of the one director shall be the action of the Board of Directors. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all the directors consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the directors shall be filed with the minutes of the proceedings of the Board of Directors. Any one or more directors may participate in any meeting of the Board of Directors by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting of the Board of Directors.

     Section 9.     Resignation.  Any director may resign at any time by giving
                    -----------
written notice to the Corporation, provided, however, that written notice to the Board of Directors, the President or the Secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

     Section 10.    Compensation of Directors.  By resolution of the Board of
                    -------------------------
Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                  ARTICLE IV

                            COMMITTEES OF THE BOARD

     Section 1.     Designation, Powers and Name.  The Board of Directors may,
                    ----------------------------
be resolution passed by a majority of the whole Board of Directors, designate one or more committees, including, if they shall so determine, an Executive Committee, each such committee to consist of one or more of the directors of the Corporation. Except as limited by law, the Articles of Incorporation, these Bylaws or the resolution establishing such committee, each committee shall have and may exercise all of the authority of the Board of Directors as the Board of Directors may determine and specify in the respective resolutions appointing each such committee. The designation of any committee and the delegation of any authority to the committee shall not operate to relieve the Board of Directors, or any member of the Board of Directors, of any responsibility imposed by law.

     A majority of all the members of any such committee may fix the time and place of its meetings, unless the Board of Directors shall otherwise provide, and meetings of any committee may be held upon such notice, or without notice, as shall from time to time be determined by the members of any such committee.

     At all meetings of any committee, a majority of its members shall constitute a quorum for the transaction of business, and the act of a majority of the members present shall be the act of any such committee, unless otherwise specifically provided by law, the Articles of Incorporation, the Bylaws or the

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resolution establishing such committee.  The committee may authorize the seal of the corporation to be affixed to all papers which may require it. The Board of Directors may designate one or more directors as alternate member of any committee, who may replace any absent or disqualified member at any meeting.

     Section 2.     Minutes.  Each committee of directors shall keep regular
                    -------
minutes of its proceedings and report the same to the Board of Directors when required.

     Section 3.     Compensation.  Members of special or standing committees may
                    ------------
be allowed compensation for attending committee meetings, if the Board of Directors shall so determine.

     Section 4.     Action by Consent; Participation by Telephone or Similar
                    --------------------------------------------------------
Equipment.  Unless the Board of Directors shall otherwise provide, any action
- ---------
required or permitted to be taken by any committee may be taken without a meeting if all members of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the committee shall be filed with the minutes of the proceedings of the committee. Unless the Board of Directors shall otherwise provide, any one or more members of any such committee may participate in any meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting of the committee.

     Section 5.     Changes in Committees; Resignations; Removals.  The Board of
                    ---------------------------------------------
Directors shall have power, by the affirmative vote of a majority of the authorized number of directors, at any time to change the members of, to fill vacancies in, and to discharge any committee of the Board of Directors. Any member of any such committee may resign at any time by giving notice to the Corporation, provided, however, that notice to the Board of Directors, the President or the Secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause by the affirmative vote of a majority of the authorized number of directors at any meeting of the Board of Directors called for that purpose.


                                   ARTICLE V

                                   OFFICERS

     Section 1.     Officers.  The officers of the Corporation shall be a
                    --------
President (who may also be designated the Chief Executive Officer), one or more Vice Presidents (any one or more of whom may be designated an Executive Vice President or Senior Vice President), and a Secretary. The Board of Directors may appoint such other officers and agents, including a Chairman of the Board (if such office is created by resolution adopted by the Board of Directors and who may also be designated the Chief Executive Officer), a Treasurer, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors. Any two or more offices may be

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held by the same person.  The Chairman of the Board (if the Board of Directors
appoints one) shall be elected from among the directors. With the foregoing exception, none of the other officers need be a director, and none of the officers need be a shareholder of the Corporation.

     Section 2.     Election and Term of Office.  Without limiting the right of
                    ---------------------------
the Board of Directors to choose officers of the Corporation at any time when vacancies occur or when the number of officers is increased, the officers of the Corporation shall be elected annually by the Board of Directors at its first regular meeting held after the annual meeting of shareholders or as soon thereafter as conveniently practicable. Each officer shall hold office until his successor shall have been elected or appointed and shall have qualified or until his death or the effective date of his resignation, disqualification or removal, or until he shall cease to be a director in the case of the Chairman of the Board.

     Section 3.     Removal and Resignation.  Any officer or agent elected or
                    -----------------------
appointed by the Board of Directors may be removed without cause by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the Corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 4.     Vacancies.  Any vacancy occurring in any office of the
                    ---------
Corporation by death, resignation, removal or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     Section 5.     Salaries.  The salaries of all officers and agents of the
                    --------
Corporation shall be fixed by the Board of Directors or pursuant to its direction; and no officer shall be prevented from receiving such salary by reason of his also being a director.

     Section 6.     Chairman of the Board.  The Chairman of the Board (if such
                    ---------------------
office is created by resolution adopted by the Board of Directors and who may also hold the office of President or other offices) shall have such duties as the Board of Directors may prescribe. In the Chairman's absence, such duties shall be attended to by the President.

     Section 7.     President.  The President shall preside at all meetings of
                    ---------
the Board of Directors and at all meetings of the shareholders. The President shall perform such duties and exercise such powers as usually appertain to such title and such other duties as may be prescribed by the shareholders, the Board of Directors or the Executive Committee (if any) from time to time. The President shall have the power to appoint and remove subordinate officers, agents and employees, including Assistant Secretaries and Assistant Treasurers, except that the President may not remove those elected or appointed by the Board of Directors. The President shall keep the Board of Directors and the Executive Committee (if any) fully informed and shall consult them concerning the business of the Corporation. The President may sign, with the Secretary or another officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares for the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments the issue or execution of which shall have been authorized by resolution of the Board of Directors, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. The President shall vote, or give a proxy to any other officer of the Corporation to vote, all shares of stock of any other corporation standing in the name of the Corporation. In general, the President shall perform all other duties normally incident to or as usually appertain to the office of President and such other duties as may be prescribed by the shareholders, the Board of Directors or the Executive Committee (if any) from time to time.

     Section 8.     Vice Presidents.  In the absence of the President, or in the
                    ---------------
event of his inability or refusal to act, the Executive Vice President (or in the event there shall be no Vice President designated Executive Vice President, any Vice President designated by the Board) shall perform the duties and exercise the powers of the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments the issue or execution of which shall have been authorized by resolution of the Board of Directors, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the Chairman of the Board (if any), the President, the Board of Directors or the Executive Committee (if any).

     Section 9.     Secretary.  The Secretary shall (a) record the proceedings
                    ---------
of the meetings of the shareholders, the Board of Directors and committees of directors in the permanent minute books of the Corporation kept for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, and see that the seal of the Corporation or a facsimile thereof is affixed to all certificates for shares of the Corporation prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (d) keep or cause to be kept a register of the post office address of each shareholder which shall be furnished by such shareholder; (e) sign with the Chairman of the Board (if any), the President, or an Executive Vice President or Vice President, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments the issue or execution of which shall have been authorized by resolution of the Board of Directors, except in cases where the signing and execution thereof has been expressly delegated by the Bylaws or by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, perform all duties normally incident to the office of Secretary and such other duties as from time to time may be assigned by the Chairman of the Board (if any), the President, the Board of Directors or the Executive Committee (if any).

     Section 10.    Treasurer.  If required by the Board of Directors, the
                    ---------
Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws; (b) prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors, at each annual meeting of the shareholders, and at such other times as may be required by the Board of Directors, the Chairman of the Board (if any), the President or the Executive Committee (if any), a statement of financial condition of the Corporation in such detail as may be required; (c) sign with the Chairman of the Board (if any), the President, or an Executive Vice President or Vice President, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments the issue of execution of which shall have been authorized by resolution of the Board of Directors, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed; and (d) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Chairman of the Board (if any), the President, the Board of Directors or the Executive Committee (if any).

     Section 11.    Assistant Secretary or Treasurer.  The Assistant Secretaries
                    --------------------------------
and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman of the Board (if any), the President, the Board of Directors or the Executive Committee (if any). The Assistant Secretaries and Assistant Treasurers shall, in the absence of the Secretary or Treasurer, respectively, or in their respective inability or refusal to act, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of their office. The Assistant Secretaries may sign, with the Chairman of the Board (if any), the President or Executive Vice President or Vice President, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments the issue or execution of which shall have been authorized by a resolution of the Board of Directors, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.


                                  ARTICLE VI

                   CONTRACTS, CHECKS, LOANS, DEPOSITS, ETC.

     Section 1.     Contracts.  The Board of Directors may authorize any officer
                    ---------
or officers, agent or agents, in the name and on behalf of the Corporation, to enter into any contract or to execute and deliver any instrument, which authorization may be general or confined to specific instances; and, unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount.

     Section 2.     Checks, etc.  All checks, drafts, bills of exchange or other
                    -----------
orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation in such manner as shall from time to time be authorized by the Board of Directors, which authorization may be general or confined to specific instances.

     Section 3.     Loans.  No loan shall be contracted on behalf of the
                    -----
Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board of Directors, which authorization may be general or confined to specific instances. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors shall authorize.

     Section 4.     Deposits.  All funds of the Corporation not otherwise
                    --------
employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as may be selected by or in the manner designated by the Board of Directors. The Board of Directors of its designees may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as may be deemed expedient.


                                  ARTICLE VII

                                 CAPITAL STOCK

     Section 1.     Stock Certificates.  Each shareholder shall be entitled to
                    ------------------
have, in such form as shall be approved by the Board of Directors, a certificate or certificates signed by the Chief Executive Officer, President or a Vice President and by the Secretary or an Assistant Secretary or a Treasurer or Assistant Treasurer (if any) (except that, when any such certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or any employee, the signatures of any such officers may be facsimiles, engraved or printed), which may be sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed), certifying the number of shares of capital stock of the Corporation owned by such shareholder. In case any officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

     Section 2.     Stock Ledger.  The stock ledger of the Corporation shall be
                    ------------
the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by Section 9 of Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

     Section 3.     Transfers of Capital Stock.  Transfers of shares of capital
                    --------------------------
stock of the Corporation shall be made only on the stock record of the Corporation by the holder of record thereof or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or the transfer agent thereof, and only on surrender of the certificate or certificates representing such shares, properly endorsed or accompanied by a duly executed stock transfer power. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of the capital stock of the Corporation.

     Section 4.     Lost Certificates.  The Board of Directors may direct a new
                    -----------------
certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 5.     Fixing of Record Date.  For the purpose of determining
                    ---------------------
shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting), the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as a record date for the determination of shareholders, such date not to be more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 5, such determination shall be applied to any adjournment thereof except when the determination has been made through the closing of the stock transfer books and the stated period of closing has expired, in which case the Board of Directors shall make a new determination as provided above.

     Whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix by resolution a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall neither precede nor be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; provided, however, that the Board of Directors may not so fix a record date if a record date shall have previously been fixed or determined pursuant to the remaining provisions of this paragraph below. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by the Texas Business Corporation Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, registered agent, principal place of business, transfer agent, registrar, exchange agent, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the corporation's principal place of business shall be addressed to the President or the principal executive officer of the Corporation. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by the Texas Business Corporation Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

     Section 6.     Beneficial Owners.  The Corporation shall be entitled to
                    -----------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive distributions or share dividends, to vote, to receive notifications, and otherwise exercise all the nights and powers of an owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

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                                 ARTICLE VIII

                                   DIVIDENDS

     Section 1.     Declaration.  Subject to the provisions of the Articles of
                    -----------
Incorporation relating thereto, if any, and the restrictions imposed by applicable law, distributions and/or share dividends on the Corporation's outstanding shares may be declared from time to time by the Board of Directors, in its discretion, at any regular or special meeting, pursuant to law. The terms "distribution" and "share dividend" shall have the meanings assigned to them by the Texas Business Corporation Act.

     Section 2.     Reserve.  Before payment of any distribution or share
                    -------
dividend, the Board of Directors by resolution from time to time, in their absolute discretion, may create a reserve or reserves out of the Corporation's surplus, or designate or allocate any part or all of such surplus in any manner for any proper purpose, including, without limitation, a reserve or reserves for meeting contingencies, equalizing distributions, repairing or maintaining any property of the Corporation, or for such other purpose as the directors deem beneficial to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve, designation or allocation in the manner in which it was created.

                                  ARTICLE IX

                                INDEMNIFICATION

     Section 1.     Extent Of Indemnification.  The Corporation shall indemnify
                    -------------------------
and advance expenses to any person who (i) is or was a director, officer, employee, or agent of the Corporation or (ii) serves or has served at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent that a corporation may or is required to grant indemnification to a director under the Texas Business Corporation Act; notwithstanding the foregoing, however, the Corporation may indemnify and advance expenses to an officer, employee or agent, or any person who is identified in (ii) of the first clause of this Article IX and who is not a director to such further extent, consistent with law, as a may be provided by the Corporation's Articles of Incorporation, these Bylaws, general or specific action of the Board of Directors, or by contract, or as otherwise permitted or required by common law.

     Section 2.     Insurance.  The Corporation may purchase and maintain
                    ---------
insurance or make other arrangements, at its expense, to protect itself and any such director, officer, employee, agent or person as specified in Section 1 of this Article IX, against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify him against such expense, liability or loss under the Texas Business Corporation Act.

                                   ARTICLE X

                               WAIVER OF NOTICE

     Whenever any notice is required by law, the Articles of Incorporation or these Bylaws, to be given to any director, member of a committee or shareholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice.


                                  ARTICLE XI

                                  AMENDMENTS

     The power to alter, amend, or repeal these Bylaws or adopt new Bylaws, subject to repeal or change by action of the shareholders, shall be vested in Board of Directors unless reserved to the shareholders by law or the Articles of Incorporation. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted, subject to repeal or change by action of the shareholders, at any regular or special meeting of the Board of Directors, without prior notice, by resolution adopted thereat.

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